UNITY HOLDINGS, INC.

950 JOE FRANK HARRIS PARKWAY, SE

CARTERSVILLE, GEORGIA 30121

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Fellow Shareholder:

We cordially invite you to attend the 2006 Annual Meeting of Shareholders of Unity Holdings, Inc., the holding company for Unity National Bank.  At the meeting, we will report on our performance in 2005 and answer your questions.  We look forward to discussing both our accomplishments and our plans with you.  We hope you can attend the meeting and look forward to seeing you there.

This letter serves as your official notice that we will hold the meeting on May 17, 2006 at 4:30 p.m. at our office at 950 Joe Frank Harris Parkway, SE, Cartersville, Georgia 30121 for the following purposes:

1.  To elect three members to the Board of Directors; and

2.  To transact any other business that may properly come before the meeting or any adjournment of the meeting.

Shareholders owning our common stock at the close of business on March 15, 2006 are entitled to attend and vote at the meeting.  A complete list of these shareholders will be available at the Company's offices prior to the meeting.

Please use this opportunity to take part in the affairs of your Company by voting on the business to come before this meeting.  Even if you plan to attend the meeting, we encourage you to complete and return the enclosed proxy to our transfer agent, Computershare Trust Company, Inc., as promptly as possible in the envelope provided.

By Order of the Board of Directors,

MICHAEL L. MCPHERSON

Michael L. McPherson

President and Chief Executive Officer

April 14, 2006

Cartersville, Georgia

UNITY HOLDINGS, INC.

950 JOE FRANK HARRIS PARKWAY, SE

CARTERSVILLE, GEORGIA 30121

PROXY STATEMENT FOR ANNUAL MEETING OF

SHAREHOLDERS TO BE HELD ON MAY 16, 2006

Our Board of Directors is soliciting proxies for the 2006 Annual Meeting of Shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting.  We encourage you to read it carefully.

VOTING INFORMATION

The Board set March 15, 2006 as the record date for the meeting.  Shareholders owning our common stock at the close of business on that date are entitled to attend and vote at the meeting, with each share entitled to one vote.  There were 1,015,310 shares of common stock outstanding on the record date.  A majority of the outstanding shares of common stock represented at the meeting will constitute a quorum.

When you sign the proxy card, you appoint W. Stewart Griggs and/or Eli D. Mullis as your proxy representative at the meeting.  The representative will vote your proxy as you have instructed on the proxy card.  If you submit a proxy but do not specify how you would like it to be voted, the representative will vote your proxy for the election to the Board of Directors of all nominees listed below under "Election of Directors."  We are not aware of any other matters to be considered at the meeting.  However, if any other matters come before the meeting, the representative will vote your proxy on such matters in accordance with their judgment.

You may revoke your proxy and change your vote at any time before the polls close at the meeting.  You may do this by signing and delivering another proxy with a later date or by voting in person at the meeting.

We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders. Our officers and employees may assist in soliciting proxies but will not receive additional compensation for doing so.  We are enclosing in this package a copy of our 2005 Annual Report for your review.  We are distributing this proxy statement and Annual Report on or about April 14, 2006.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

The Board of Directors is divided into three classes with staggered terms, so that the terms of only approximately one-third of the Board members expire at each annual meeting.  The current terms of the Class II directors will expire at the meeting.  The terms of the Class I and Class III directors will expire at the 2007 and 2008 Annual Shareholders Meeting, respectively. Our directors and their classes are:

Class I	Class II	Class III
Donald D. George	Sam R. McCleskey	Kenneth R. Bishop
John S. Lewis	Stephen A. Taylor	Jerry W. Braden
Michael L. McPherson	B. Don Temples

Shareholders will elect three nominees as Class II directors at the meeting to serve a three-year term, expiring at the 2009 Annual Meeting of Shareholders.  The directors will be elected by a plurality of the votes cast at the meeting.  This means that the three nominees receiving the highest number of votes will be elected.  Abstentions and broker non-votes will not be considered to be either affirmative or negative votes.  If any of these nominees is unable or fails to accept nomination or election (which we do not anticipate), the proxy representative will vote instead for a replacement to be recommended by the Board of Directors, unless you specifically instruct otherwise in the proxy.

The Board of Directors recommends that you elect Sam R. McCleskey, Stephen A. Taylor, and B. Don Temples as Class II directors.

Set forth below is certain information about the nominees, each of whom has been a director of the Company since its formation in 1997 and is also a director of Unity National Bank:

Class II

Sam R. McCleskey, 64, was born in Woodstock, Georgia.  In 1998 Mr. McCleskey retired from Lockheed Martin Corporation where he served as a supervisor in the tool and die area since 1979. He is also the owner of McCleskey Builders, Inc., a residential home builder, and President of M & C Developers.r Mauldin & Jenkins? tionalbank.com

h as teller transactions, etc.

Stephen A. Taylor, 50, is a lifelong resident of Bartow County.  Mr. Taylor is the owner and manager of Taylor Farm Supply, which has served Cartersville, Georgia since 1948.  Mr. Taylor is involved in several community activities.  He is a board member of the Bartow County Development Authority, the Joint Development Authority, the Etowah Education Foundation, and the Cartersville-Bartow County Chamber of Commerce.

B. Don Temples, 54, was born in Cartersville, Georgia.  Mr. Temples received an Associate of Arts degree from Reinhardt College and a Bachelor of Business Administration degree from the University of Georgia.  He is a licensed real estate broker and co-owner of Temple's Construction, a residential real estate development and construction company.

Set forth below is also information about each of the Company's other directors.  Each of the following directors has been a director of the Company since the Company's formation in 1997.  Each director is also a director of Unity National Bank.

Class I

Donald D. George, 66, was born in Wardtown, Virginia.  He attended several colleges including Virginia State University, ICBO Business School of Manhattan, and St. Francis of Xavier College of Labor Relations.  Mr. George has been in the transportation industry for over 30 years.  He owns and is the president of Universal Transportation Corporation, established in October 1997, which provides Medicaid and Medicare transportation.  In 1990, Mr. George formed his own company, Free Enterprise of Atlanta, Inc. d/b/a George's Motor Coach, which provides trip and shuttle services through the Atlanta area as well as out-of-state charter trips.  He was also President of the 223rd Street Block Association and Scout master of Boy Scout Troop 676.  Mr. George is a member of the Georgia Chamber of Commerce, the Cobb County Chamber of Commerce, the City of Atlanta Chamber of Commerce, the Atlanta Business League, the Atlanta Convention & Visitors Bureau, the United Motor Coach Association, the Georgia Motor Coach Association, and the National Association of Motor Coach Operators.

John S. Lewis, 62, was born in Cartersville, Georgia.  He received a Bachelor of Business Administration from the University of Georgia.  He received a LLB in Law from Mercer University. Mr. Lewis is in the property management business and manages jointly and independently owned income-producing real estate and farm land.  He has been in the real estate sales and management business since 1986.  He was a practicing attorney in Cartersville from 1970 to 1985.

Michael L. McPherson, 56, was born in Cartersville, Georgia.  He received a Bachelors Degree in Business Administration, cum laude, from Brenau College, Gainesville, Georgia.  Mr. McPherson has been a banker since 1977, when he began his career in Cartersville, Georgia and has remained with financial institutions in Cartersville-Bartow County since that time.  Mr. McPherson has previously served in various capacities with Reinhardt College; Georgia Chapter of Bank Administration Institute; Community Bankers Association of Georgia; Georgia Bankers Association; Business Development Corporation of Georgia and numerous charitable organizations.  Mr. McPherson currently serves as a Director of the Bartow Education Foundation, North Metro Tech Education Foundation and the Cartersville-Bartow County Chamber of Commerce.  Mr. McPherson is a member of Center Baptist Church in Cartersville.

Class III

Kenneth R. Bishop, 42, was born in Jacksonville, Florida.  He received a Bachelors Degree in Business Administration - Marketing from the University of Georgia.  Mr. Bishop has established several businesses in the Cartersville area, most recently working in real estate investment.  He has been an active member and supporter of the Sam Jones Methodist Church for many years.  In addition, he has been active in a number of local charities, both financially and in service.

Jerry W. Braden, 61, was born in Rome, Georgia.  He received a Bachelor of Science Degree and a Masters Degree in Agricultural Economics from the University of Georgia.  He is the owner of a real estate management and development company, The Braden Group.  The Braden Group specializes in the development and ownership of apartment complexes throughout Georgia, Alabama, and North Carolina.  He has owned and operated The Braden Group since 1981.  Mr. Braden has been actively involved in many civic endeavors in Bartow and surrounding counties, including the Georgia Affordable Housing Coalition, Committee Chair of the Council for Affordable and Rural Housing, past member of a housing advisory board of the Georgia Department of Community Affairs, past member of the Board of Directors of the Bartow County Habitat for Humanity; Board of Directors of Bartow County Home Builders Association; Board of Trustees of the Sam Jones Historic Home and Museum; past member of Board of Directors of the Cartersville-Bartow County Opera; and past chairman of the Finance Committee of Trinity United Methodist Church.

Executive Offices

Stewart Griggs, 53, grew up in Dothan, Alabama, and has been with Unity Holdings, Inc. since it began business in 1998.  He received his Bachelor of Science degree in Business Administration from Troy State University in 1975.  He began his career affiliated with International Harvester Credit Corporation and has since been affiliated with financial institutions in Florida, Colorado, and Georgia.  He is also a Certified Financial Planner and licensed in the brokerage and insurance industry, in 1975.  Mr. Griggs is active in a host of civic endeavors including the Bartow County Rotary Club, the Boy Scouts of America, the Bartow County Home Builders Association and Chamber of Commerce.  He is a member of Cassville Baptist Church.

Eli D. Mullis, 35, grew up in Moultrie, Georgia.  He received his Bachelor of Business Administration from the University of Georgia.  He began his banking career at First Georgia Bank in Brunswick, Georgia in 1993.  In 1999, he joined Demarest Strategy Group as an independent consultant, providing management advisory services to high performing community banks across Georgia.  In 2003 he joined Unity Holdings, Inc. as its Senior Vice President and Chief Financial Officer.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

The following table shows the cash compensation paid by the Company or Unity National Bank to its executive officers for the years ended December 31, 2005, 2004 and 2003.

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long Term Compensation
Name and Position					Awards		Payouts
	Year	Salary	Bonus (1)	Other Annual Compensation(2)	Restricted Stock Awards	Securities Underlying Options/ SARS(#)(3)	LTIP Payouts	All Other Compensation
Michael L. McPherson	2005	170,000	41,729		-----	45,160	-----	-----
President	2004	150,108	37,685	-----	-----	44,360	-----	-----
& CEO	2003	134,788	11,232	-----	-----	43,560	-----	-----

W. Stewart Griggs	2005	135,000	19,306		-----	7,500	-----	-----
Executive Vice	2004	120,010	16,323	-----	-----	7,500	-----	-----
President & Senior	2003	101,313	7,354	-----	-----	7,500	-----	-----
Lender

Eli D. Mullis	2005	110,000	19,306		-----	1,000	-----	-----
Senior Vice President &	2004	100,003	-----	-----	-----	-----	-----	-----
Chief Financial Officer

1 The bonus amount is a performance-based incentive calculated from the prior year's results.

2 Executive officers of the Company also received indirect compensation in the form of certain perquisites and other personal benefits.  The amount of such benefits received in the fiscal year by each named executive officer did not exceed 10% of the executive's annual salary and bonus.

3   In recognition for the financial risks they undertook in connection with the formation of the Bank, each organizer of the Bank, who is also an initial director, received warrants to purchase 17,500 additional shares of common stock, or an aggregate of 140,000 shares.  Mr. McPherson, President and Chief Executive Officer of the Bank and also Director of the Company, received warrants to purchase 17,500 additional shares of common stock exercisable at $10.00 per share, expiring on November 30, 2008.  In addition, Mr. McPherson was granted options to purchase 24,460 shares of common stock and Mr. Griggs was granted options to purchase 7,500 shares of common stock on November 30, 1998 of which one-fifth vest on each anniversary of the opening of the Bank, November 30, 1998.  On January 15, 2002, Mr. McPherson was granted options to purchase 4,000 shares of common stock (each director received 1,000 shares per year of non-fee paid service) exercisable at $16.00 per share of which one-fifth vests on each anniversary of the grant.  On December 21, 2004, Mr. Mullis was granted options to purchase 5,000 shares of common stock, of which one-fifth vest on each anniversary of the opening of the Bank, at $22.00 per share.

Stock Options

In 2005, the Company did not grant any stock options or stock appreciation rights.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARS at FY-End (Exercisable/Unexercisable)	Value of Unexercised in-the-money options/SARs at FY-End (Exercisable/Unexercisable)
CEO-Michael L. McPherson	0	$0	44,360 / 800	$703,360 / $8,000
EVP-W. Stewart Griggs	0	$0	7,500 / 0	$120,000 / $0
SVP-Eli D. Mullis	0	$0	1,000 / 4,000	$4,000 / $16,000

No stock options were exercised by the listed individuals and there were no outstanding SARs during fiscal year 2005.  The Company does not have any Long Term Incentive Plans in effect.

1 Dollar values have been calculated by determining the difference between the estimated fair market value of the Company's common stock on March 31, 2005 ($26.00) and the exercise prices of the options.

Employment Agreements

In 2004, the Company entered into an employment agreement with Mr. McPherson for a five-year term pursuant to which Mr. McPherson serves as the President and Chief Executive Officer of the Company and Unity National Bank.  Mr. McPherson receives an annual salary designated by the Board of Directors, plus his yearly medical insurance premium.  Mr. McPherson is also eligible to participate in any management incentive program of the bank or any long-term equity incentive program and is eligible for grants of stock options and other awards thereunder.  Additionally, Mr. McPherson participates in the Bank's retirement, welfare and other benefit programs and is entitled to a life insurance policy and an accident liability policy and reimbursement for automobile expenses, club dues, and travel and business expenses.  Following termination of his employment with the Bank and for a period of 12 months thereafter, Mr. McPherson may not (i) provide services to any financial institution within a ten-mile radius of the Bank's offices, (ii) solicit major customers of the Bank for the purpose of providing financial services, or (iii) solicit employees of the Bank for employment.

Director Compensation

Each director of the Bank is paid $700.00 for each meeting of the Board of Directors and Strategic Planning Committee attended.  Each committee member is also paid $150.00 for each other committee meeting attended.  No fees are paid for meetings of the Holding Company Board of Directors.

Security Ownership of Certain Beneficial Owners and Management

General

The following table shows how much common stock in the Company, if any, is owned by the directors, certain executive officers, and owners of more than 5% of the outstanding common stock, as of December 31, 2005.  The information as to beneficial ownership was furnished to the Company by or on behalf of the persons named.  Unless otherwise indicated, each of the shareholders has sole voting and vestment power with respect to the shares beneficially owned.  Percentage ownership is calculated based on its outstanding shares.

Add addresses in this column.

Name	Address	Reported Number of Shares Owned (1)		Percentage of Beneficial Ownership

Kenneth R. Bishop	82 Glen Cove Drive	38,200	(2)	3.77%
	Cartersville, GA 30120
Jerry W. Braden	P.O. Box 447	52,638	(2)	5.19%
	Summerville, GA 30747
Donald D. George	603 Champions Drive	42,400	(2)	4.18%
	McDonough, GA 30253
John S. Lewis	94 Blackfoot Trail, SW	39,133	(2)	3.86%
	Cartersville, GA 30120
Sam R. McCleskey	P.O. Box 1047	41,815	(2)	4.12%
	Woodstock, GA 30188
Michael L. McPherson	P.O. Box 200308	63,788	(2)	6.29%
	Cartersville, GA 30120-9006
Stephen A. Taylor	159 Nally Road	52,800	(2)	5.20%
	Rydal, GA 30171
B. Don Temples	562 Old Alabama Road	39,700	(2)	3.91%
	Cartersville, GA 30120
W. Stewart Griggs	P.O. Box 200308	16,364	(2)	1.61%
	Cartersville, GA 30120-9006
Eli D. Mullis	P.O. Box 200308	1,200	(2)	0.12%
	Cartersville, GA 30120-9006
Executive officers and directors as a group (9 persons)		388,038

* Information relating to beneficial ownership of Common Stock is based upon "beneficial ownership" concepts set forth in rules of the SEC under Section 13(d) of the Act.  Under such rule, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or direct the voting of such security, or "investment power," which includes the power to dispose of, or to direct the disposition of, such security.  A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within sixty (60) days.  Under the rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he has no beneficial interest.  For instance, beneficial ownership includes spouses, minor children and other relatives residing in the same household, and trusts, partnerships, corporations or deferred compensation plans which are affiliated with the principal.

(1) Includes shares for which the named person:
a. has sole voting and investment power,
b. has shared voting and investment power with a spouse; or
c. holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes

(2)   Included in the above listed number of shares, each Director of the Company owns warrants to purchase 17,500 shares of common stock exercisable at $10.00 per share and have a term of 10 years.  These warrants became exercisable on November 30, 1999.  Also included above is the vested portion of options granted on January 15, 2002 to each director of 1,000 shares per year of non-fee-paid service, exercisable at $16.00 per share.  The options vest over a five-year period.  The vested options as specified in the Summary Compensation Table for the executive officers are also included in the table above.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	229,960	$12.21	113,942

Equity compensation plans not approved by security holders	0	$0.00	0
Total	229,960	$12.21	113,942

Meetings and Committees of the Board of Directors

During the year ended December 31, 2005, the Board of Directors of the Company held two meetings and the Board of Directors of Unity National Bank held 12 meetings.  All of the directors of the Company and Unity National Bank attended at least 84% of the aggregate of such board meetings.  The Board of Directors has a standing audit committee, but does not have a standing nominating committee nor compensation committee.

Audit Committee

Unity Holdings, Inc. has an audit committee of the Board of Directors, which is comprised of three independent members, as defined by the National Association of Securities Dealers, Inc. ("NASD").  The audit committee selects the independent accountants to be the Company's auditors and reviews the audit plan, financial statements and audit results.

The audit committee met five times in 2005.  The audit committee has the responsibility of reviewing the Company's financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all audits and examinations required by law are performed.  The committee recommends to the Board the appointment of the independent auditors for the next fiscal year, reviews and approves the auditor's audit plans, and reviews with the independent auditors the results of the audit and management's responses.  The audit committee is responsible for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts.  The audit committee reports its findings to the Board of Directors.

The names of each member of Unity Holdings, Inc.'s audit committee are:  Donald D. George, Sam R. McCleskey and B. Don Temples.  Mr. Temples serves as Chairman of the audit committee.  The Board of Directors has adopted a written charter for the audit committee, which is reviewed and reassessed for adequacy on an annual basis.  A copy of the audit committee's written charter is included as Appendix A in the Company's proxy statement.  The Audit Committee does not have a financial expert as defined by Section 407 of the Sarbanes-Oxley Act of 2002.  The Board has determined that each current member of the Audit Committee has a strong financial background and can satisfactorily discharge his or her committee duties and responsibilities to the Board of Directors and the shareholders.

Audit Committee Report

The audit committee has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2005 with management.  The audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61 (Codifications of Statements on Auditing Standards, AU § 380), Communications with Audit Committees, as amended.  The audit committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended, and has discussed with the independent accountants their independence.  The audit committee has concluded the independent accountants are independent from management and the Company.  Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in Unity Holdings, Inc.'s Annual Report on Form 10-KSB for filing with the Commission.

Submitted on March 29, 2006 by the members of the Audit Committee:

Donald D. George

Sam R. McCleskey

B. Don Temples

The full Board of Directors, rather than a separate committee, is responsible for establishing the compensation plans for the Company.  Its duties include the development with management of all benefit plans for employees of the Company, the formulation of bonus plans, incentive compensation packages, and medical and other benefit plans.  Mr. McPherson does not participate or vote on matters related to his compensation.

Nominating Committee

The Company does not have a separate nominating committee, nominating committee charter or a separate policy that addresses the consideration of director candidates.  The full Board considers and approves all director nominees, including those submitted by shareholders.  All of the Board members are independent with the exception of Michael L. McPherson.  The Board does not have a formal written policy or process for identifying and evaluating nominees, although a candidate must meet the minimum qualification requirements set forth by the Georgia Department of Banking and Finance and those specifically in the Company's bylaws.  The evaluation process does not differ from that of shareholder nominees.  The Board does not believe that such a separate policy is necessary as the bylaws outline the procedures for shareholders to nominate candidates for board seats.  The full Board of Directors will consider individuals recommended by shareholders for nomination as directors in accordance with the Company's bylaws. The bylaws provide that the notice of shareholder proposals and shareholder nominations for the election of directors at any meeting of shareholders must be in writing and be received by the Secretary of the Company not later than ninety days prior to the meeting. The Company may reject a shareholder proposal or nomination that is not made in accordance with such procedures.

The Company's bylaws contain Board membership qualifications and nomination requirements considered in recommending nominees for a position on the Company's Board. The Company believes that, at a minimum, a director candidate must possess personal and professional integrity, sound judgment and forthrightness. A director candidate must also have sufficient time and energy to devote to the affairs of the Company and be free from conflicts of interest with the Company.   The nominees included on this year's proxy card were nominated by independent, non-management directors.

Certain Relationships and Related Transactions

Interests of Management and Others in Certain Transactions

The Company and Unity National Bank have banking and other transactions in the ordinary course of business with directors and officers of the Company and Unity National Bank and their affiliates.  It is the Company's policy that these transactions are on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties.  The Company does not expect these transactions to involve more than the normal risk of collectibility nor present other unfavorable features to the Company or Unity National Bank.  Loans to individual directors and officers must also comply with Unity National Bank's lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of the loan application.  The Company intends for all of its transactions with its affiliates to be on terms no less favorable to the Company than could be obtained from an unaffiliated third party and to be approved by a majority of disinterested directors.

Legal Proceedings

During the previous five years, no director or executive officer was the subject of a legal proceeding (as defined below) that is material to an evaluation of the ability or integrity of any director or executive officer.  A "legal proceeding" includes: (a) any bankruptcy petition filed by or against any business of which such person was a general partner or executive prior to that time; (b) any conviction in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (c) any order, judgment, or decree of any court of competent jurisdiction, or any Federal or State authority permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of commodities business, securities or banking activities; and (d) any finding by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission of a violation of a federal or state securities or commodities law (such finding having not been reversed, suspended or vacated).

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company under Rule 16a-3(d) during 2005, no person who, at any time during 2005, was a director, officer or beneficial owner of more than 10% of any class of equity securities of the Company failed to file on a timely basis any reports required by Section 16(a) during the 2005 fiscal year or previously.

Independent Public Accountants

The Company has selected the firm of Mauldin & Jenkins, LLC to serve as the independent auditors to the Company for the year ending December 31, 2006.  The Company does not expect a representative from this firm to attend the annual meeting.  There have been no changes in or disagreements with Mauldin & Jenkins, LLC on accounting and financial disclosures in 2005.

During the period covering the fiscal years ended December 31, 2005 and 2004, Mauldin & Jenkins, LLC, performed the following professional services:

	2005	2004
Audit Fees	$51,097	$43,896
Audit-Related Fees	-	-
Tax Fees	6,509	6,000
All Other Fees	$472	$-

Audit fees consist of the audit of the year end financial statements, the review of financial statements included in the Company's quarterly filings on Form 10-QSB, and services provided in connection with the review of the annual report on Form 10-KSB.

Tax fees consist of tax preparation services for federal, state and local authorities.

All other fees consist of assistance in research on the taxation of stock options.

Our Audit Committee has implemented procedures to ensure that all audit and non-audit services provided by our independent auditors are pre-approved by the Audit Committee. These procedures require that any material deviation from the approved engagement letters be presented at an Audit Committee Meeting for approval prior to the commencement of the activities. Our Audit Committee has reviewed the fees detailed above and considers the provision of the described services to be compatible with maintaining the independence of Mauldin & Jenkins. None of these services are of a type that was prohibited under the independent auditor independence standards of the SEC. The Audit Committee has pre-approved all services provided by our independent auditors.

Changes in and Disagreement with Accountants on Accounting and Financial Disclosure

The Company's principal accountant has not changed during the Company's two (2) most recent fiscal years or any subsequent interim period.

Shareholder Communications to the Board of Directors

Our Board of Directors provides a process for receiving various communications from security holders of Unity Holdings, Inc.  Any request to speak to a board member, for any matter requiring board attention in the shareholder's opinion, is received by the President of Unity National Bank. The request is presented either to the board as a whole or to a specific director as requested by the shareholder.  The Director(s) will then reply to the shareholder regarding his concerns.

Shareholder Proposals for the 2007 Annual Meeting of Shareholders

If shareholders wish a proposal to be included in the Company's proxy statement and form of proxy relating to the 2007 annual meeting, they must deliver a written copy of their proposal to the principal executive offices of the Company no later than December 15, 2006.  To ensure prompt receipt by the Company, the proposal should be sent certified mail, return receipt requested.  Proposals must comply with the Company's bylaws relating to shareholder proposals in order to be included in the Company's proxy materials.  Any proposals submitted by a shareholder outside the processes of Rule 14a-8 under the Exchange Act for presentation at the Company's next annual meeting will be considered untimely for purposes of Rule 14a-4 and 14a-5 if received by the Company less than 30 days prior to the date of such meeting, or, if notice of the meeting is given in a lesser period of time, more than 10 days after the date of such notice.

UPON WRITTEN REQUEST, A COPY OF OUR MOST RECENT ANNUAL REPORT ON FORM 10-KSB, INCLUDING FINANCIAL STATEMENTS AND THE FINANCIAL SCHEDULES AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION SHALL BE FURNISHED TO SHAREHOLDERS WITHOUT CHARGE.  PLEASE DIRECT YOUR WRITTEN REQUEST TO:

ELI D. MULLIS

UNITY HOLDINGS, INC.

P.O. BOX 200308

CARTERSVILLE, GEORGIA 30120-9006

APPENDIX A

AUDIT COMMITTEE CHARTER

ADOPTED 2005

UNITY HOLDINGS, INC.

UNITY NATIONAL BANK

AUDIT COMMITTEE CHARTER

I. Introduction and Purpose

Unity Holdings, Inc. (the "Company") is a publicly held company and operates its subsidiary, Unity National Bank (the "Bank"), in a complex, dynamic, highly competitive, and regulated environment. In order to assure the kind of informed decision-making beneficial to the Company and its stockholders, much of the Board's oversight occurs through the standing committees of the Board, such as the Audit Committee. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its fiduciary responsibilities by overseeing the Company's financial reporting and public disclosure activities. The Audit Committee's primary duties and responsibilities are to:

Assist Board oversight of (1) the integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements, (3) the independent auditor's qualifications and independence, and (4) the performance of the Company's internal audit function and independent auditors.

Prepare the report that Securities and Exchange Commission (SEC) rules require to be included in the Company's annual proxy statement.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities specified in Section IV of this Charter.

The Audit Committee, in its capacity as a committee of the Board of Directors, shall be directly responsible for the appointment, compensation, and oversight of the work of any independent auditor employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and each such independent auditor shall report directly to the Audit Committee.

The Audit Committee shall have the authority to retain, without prior permission from the Board or management, special legal, accounting or other consultants to advise the Committee. The Company shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board of Directors, for payment of compensation to any advisors employed by the Committee and for the ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

II. Composition

The audit committee will consist of at least three and no more than six members of the board of directors.  The board executive committee will nominate committee members and the committee chair.

Each committee member will be both independent and financially literate.  No committee member shall simultaneously serve on the audit committees of more than two other public companies.

III. Meetings

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. One of those meetings shall focus on review and approval of annual financial statements and related information.  Each Audit Committee member is expected to attend all regularly scheduled meetings, either in person or via tele-conference.  The committee will invite member of management, auditors, or others to attend meetings and provide pertinent information as necessary.  It will meet separately, periodically, with management, with internal auditors, and with external auditors.  Meeting agendas will be prepared and provided in advance to members, along with appropriate briefing materials.  Minutes will be prepared.

A majority of the Audit Committee members currently holding office constitutes a quorum for the transaction of business. The Audit Committee shall take action by the affirmative vote of a majority of the Audit Committee members present at a duly held meeting.

IV. Responsibilities and Duties

The Audit Committee shall undertake the following responsibilities and duties:

Financial Statements

Discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Review disclosures made by CEO and CFO during the Forms 10-K and 10-Q certification process about significant deficiencies in the design or operation of internal controls or any fraud that involves management or other employees who have a significant role in the company's internal controls.

Review with management and the independent auditor the following:

a.	Major issues regarding accounting principles and financial statement presentation, including any significant changes in the Company's selection or application of accounting principles
b.	Major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies
c.	The effect of regulatory and accounting initiatives, as well as off-balance sheet structure, on the financial statements of the Company

Discuss earnings press releases, as well as financial information provided to analysts and rating agencies. The discussion may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not discuss in advance each earnings release.

Review and discuss quarterly reports from the independent auditor on:

a.	All critical accounting policies and practices to be used
b.

All alternative treatments with Generally Accepted Accounting Principles for policies and practices related to material items that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor

c.	Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences

Review with management the external auditors the results of the audit, including any difficulties encountered.  This review will include any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with management.

Internal Control

Consider the effectiveness of the Company's internal control system, including information technology security and control.

Understand the scope of internal and external auditors' review of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management's responses.

Internal Audit

Review the significant recommendations made to management by the internal auditing department and management's responses.

Review the budget, plan, changes in plan, activities, organizational structure and qualifications of the internal audit department, as needed.

External Audit

Retain and terminate the Company's independent auditors (subject, if applicable, to shareholder ratification) and pre-approve all audit and non-audit services.

Review the external auditors' proposed audit scope and approach, including the coordination of audit effort with internal audit.

At least annually, obtain and review a report by the independent auditor describing: the firm's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and all relationships between the independent auditor and the Company. Evaluate the independent auditor's qualifications, performance and independence.

Review and evaluate the lead partner of the independent auditor.

Ensure the regular rotation of the lead independent audit partner as required by law. Consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm itself.

Present its conclusions with respect to the independent auditor to the full board.

Periodically consult with the independent auditor, outside the presence of management, about the auditor's judgments about:

a.	The quality, and not just the acceptability, of the Company's accounting principles as applied to its financial reporting
b.	The Company's internal controls
c.	The completeness and accuracy of the Company's financial statements
d.	The responsibilities, budget and staffing of the Company's internal audit function
e.	Any other matters the committee or auditors should be discussed privately.

Review with the independent auditor any audit problems or difficulties and management's response.

Compliance

Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management's investigation and follow-up (including disciplinary action) of any instances of noncompliance.

Ensure appropriate procedures are established and maintained:

a.	To permit the Audit Committee to monitor the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters
b.	To permit the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters to the Audit Committee

Review the significant findings from supervisory examination reports of state and federal agencies and the corrective action taken by management to such reports.

Review the process for communicating the code of ethics to company personnel, and for monitoring compliance therewith.

Reporting Responsibilities

Review the audit findings and any response by Management to both internal, external, and technology audits within 90 days of receipt of the report by the auditing parties.

Report regularly to the board of directors about committee activities and issues that arise with respect to the quality or integrity of the company's financial statements, the company's compliance with legal or regulatory requirements, the performance and independence of the company's independent auditors, and the performance of the internal audit function.

Provide an open avenue of communication between internal audit, the external auditors, and the board of directors.

Other Responsibilities

Review and reassess the adequacy of this Charter at least annually.

As appropriate, obtain advice and assistance from outside legal, accounting or other advisors.

Perform other duties related to this charter as requested by the board of directors.

Institute and oversee special investigations as needed.

Review and assess the adequacy of the committee charter annually, requesting board approval for proposed changes, and ensure appropriate disclosure as may be required by law or regulation.

Conduct an annual performance evaluation of the Audit Committee and its individual members.

Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures including the Company's risk assessment and risk management policies.

Respond to complaints filed pursuant to the "Whistleblower Policy."  Make an annual report to the Board of Directors on complaints made, if any.

V. Qualification

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty or responsibility of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. These are the responsibilities of Company management and the independent auditor. Nor is it the duty or responsibility of the Audit Committee to conduct investigations or to assure compliance with laws and regulations.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby constitutes and appoints W. Stewart Griggs or Eli D. Mullis, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of common stock of Unity Holdings, Inc. that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at 950 Joe Frank Harris Parkway, SE, Cartersville, Georgia 30121, on May 17, 2006 at 4:30 p.m. local time, and at any adjournment, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is acknowledged.  These proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows:

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.  If no direction is made, this proxy will be voted:  (i) "FOR" Proposal No. 1 to elect the three identified Class II directors to serve on the Board of Directors each for three-year terms.

1.	PROPOSAL to elect the two identified Class II directors to serve for three-year terms.

Sam R. McCleskey Stephen A. Taylor B. Don Temples

	FOR all nominees listed	WITHHOLD AUTHORITY
	(except as marked to the contrary)	to vote for all nominees

INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominees' name(s) in the space provided below.

____________________________________________________________________________________

Dated: ___________________________, 2006

____________________________________ Signature of Shareholder

____________________________________ Please Print Name

____________________________________ Signature of Shareholder

____________________________________ Please Print Name

Please sign exactly as name or names appear on your stock certificate.  Where more than one owner is shown on your stock certificate, each owner should sign.  Persons signing in a fiduciary or representative capacity shall give full title.  If a corporation, please sign in full corporate name by authorized officer.  If a partnership, please sign in partnership name by authorized person.